Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)  ☐

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Raymond S. Haverstock

U.S. Bank National Association

60 Livingston Avenue

St. Paul, MN 55107

(651) 466-6299

(Name, address and telephone number of agent for service)

Nuveen Investments, Inc.*

(Issuer with respect to the Securities)

Delaware	36-3817266
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

333 West Wacker Drive Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

SEE TABLE OF ADDITIONAL REGISTRANTS

9.125% Senior Notes Due 2017

 Guarantees of 9.125% Senior Notes due 2017

9.50% Senior Notes due 2020

Guarantees of 9.50% Senior Notes due 2017

(Title of the Indenture Securities)

*TABLE OF ADDITIONAL REGISTRANTS

The address and telephone number of the principal executive office of each additional registrant is c/o Nuveen Investments, Inc., 333 West Wacker Drive, Chicago, Illinois 60606, (312) 917-7700. The name, address and telephone number of the agent for service of each additional registrant is John L. MacCarthy, EVP, Secretary & General Counsel, Nuveen Investments, Inc., 333 West Wacker Drive, Chicago, Illinois 60606, (312) 917-7700.

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Windy City Investments, Inc.	Delaware	6282	26-0373324
Nuveen Asset Management, LLC	Delaware	6282	27-4357327
Nuveen Commodities Asset Management, LLC	Delaware	6282	42-1683694
Nuveen Fund Advisors, LLC	Delaware	6282	31-0942504
Nuveen Investments Advisers Inc.	Delaware	6282	04-3714572
Nuveen Investments Holdings, Inc.	Delaware	6282	36-7364377
Nuveen NWQ Holdings, LLC	Delaware	6282	36-4709028
Nuveen Tradewinds Holdings, LLC	Delaware	6282	02-0767175
Nuveen WCM Holdings, LLC	Delaware	6282	37-1695518
NWQ Investment Management Company, LLC	Delaware	6282	47-0875103
Santa Barbara Asset Management, LLC	Delaware	6282	20-3432117
Symphony Asset Management LLC	California	6282	94-3252504
Tradewinds Global Investors, LLC	Delaware	6282	02-0767178
Winslow Capital Management, LLC	Delaware	6282	90-0860898

FORM T-1

Item 1.                                 GENERAL INFORMATION.  Furnish the following information as to the Trustee.

a)                       Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)             Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.                                 AFFILIATIONS WITH OBLIGOR.  If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15                                     Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.                               LIST OF EXHIBITS:  List below all exhibits filed as a part of this statement of eligibility and qualification.

1.              A copy of the Articles of Association of the Trustee.*

2.              A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.              A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.              A copy of the existing bylaws of the Trustee.**

5.              A copy of each Indenture referred to in Item 4.  Not applicable.

6.              The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.              Report of Condition of the Trustee as of September 30, 2013 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

** Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 27th of February, 2014.

By:	/s/ Raymond S. Haverstock
Raymond S. Haverstock
Vice President

Exhibit 2 Comptroller of the Currency Administrator of National Banks Washington, DC 20219 CERTIFICATE OF CORPORATE EXISTENCE I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that: 1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations. 2. “U.S. Bank National Association,” Cincinnati, Ohio, (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate. IN TESTIMONY WHEREOF, today, February 27, 2013, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia. /s/ Thomas J. Curry Comptroller of the Currency 5

Exhibit 3 Comptroller of the Currency Administrator of National Banks Washington, DC 20219 CERTIFICATION OF FIDUCIARY POWERS I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that: 1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations. 2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate. IN TESTIMONY WHEREOF, today, February 27, 2013, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia. /s/ Thomas J. Curry Comptroller of the Currency 6

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: February 27, 2014

	By:	/s/ Raymond S. Haverstock
Raymond S. Haverstock
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 12/31/2013

($000’s)

12/31/2013

Assets
Cash and Balances Due From Depository Institutions	$8,472,724
Securities	79,357,671
Federal Funds	76,693
Loans & Lease Financing Receivables	232,699,923
Fixed Assets	4,466,915
Intangible Assets	13,365,332
Other Assets	22,039,020
Total Assets	$360,478,278

Liabilities
Deposits	$271,150,926
Fed Funds	2,539,914
Treasury Demand Notes	0
Trading Liabilities	432,300
Other Borrowed Money	29,623,570
Acceptances	0
Subordinated Notes and Debentures	5,586,320
Other Liabilities	11,722,618
Total Liabilities	$321,055,648

Equity
Common and Preferred Stock	18,200
Surplus	14,231,212
Undivided Profits	24,312,465
Minority Interest in Subsidiaries	$860,753
Total Equity Capital	$39,422,630

Total Liabilities and Equity Capital	$360,478,278